                                 AMENDMENT NO. 3
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

        The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Stock Funds, a Delaware statutory trust, is hereby amended as follows:

                              W I T N E S S E T H:

        WHEREAS, the parties desire to amend the Agreement to delete AIM Mid Cap Stock Fund from the Agreement;

        NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                 AIM STOCK FUNDS

Portfolios                                 Effective Date of Agreement
----------                                 ---------------------------
AIM Dynamics Fund                                 July 1, 2004

AIM Small Company Growth Fund                     July 1, 2004

AIM S&P 500 Index Fund                            July 1, 2004

        The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

                  Rate*                     Net Assets
                  -----                     ----------
                  0.023%                    First $1.5 billion
                  0.013%                    Next $1.5 billion
                  0.003%                    Over $3 billion

        *Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

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        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 18, 2005

                                           A I M ADVISORS, INC.

Attest:   /s/ John H. Lively               By:   /s/ Mark H. Williamson
        --------------------------------       ---------------------------------
          Assistant Secretary                    Mark H. Williamson
                                                 President

(SEAL)

                                           AIM STOCK FUNDS

Attest:   /s/ John H. Lively               By:   /s/ Robert H. Graham
        --------------------------------       ---------------------------------
          Assistant Secretary                    Robert H. Graham
                                                 President

(SEAL)